EXHIBIT 10.1
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT
This Second Amendment to Second Amended and Restated Credit Agreement and Amendment to Amended and Restated Security Agreement (this “Second Amendment”), is made as of April 21, 2017, to:
(a) that certain Second Amended and Restated Credit Agreement, dated as of October 6, 2014, as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of December 16, 2016 (together with any modifications or amendments thereto, collectively, the “Agreement”) by and among:
SPECIALTY RETAILERS, INC., a Texas corporation (“Borrower”);
STAGE STORES, INC., a Nevada corporation (“Parent”);
WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and Collateral Agent for the Lenders (collectively, the “Agents”);
The LENDERS who are parties to the Agreement; and
(b) that certain Amended and Restated Security Agreement, dated as of June 30, 2011, as confirmed and amended as of October 6, 2014 and confirmed and ratified as of December 16, 2016, by and among the Grantors thereunder and Wells Fargo Bank, National Association, as New Collateral Agent (the “Security Agreement”).
BACKGROUND:
The Loan Parties have requested that the Agents and the Lenders amend certain provisions of the Agreement and of the Security Agreement, and the Agents and the Lenders have agreed hereby to amend the Agreement and the Security Agreement as set forth herein. Accordingly, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used in this Second Amendment and not otherwise defined shall have the same meanings herein as in the Agreement.

2.	New Definitions. Section 1.01 of the Agreement is hereby amended by inserting the following new definitions in their appropriate alphabetical order:

(a)
“ “Consignor Payables Reserve” means such Availability Reserve as Administrative Agent shall from time-to-time implement and maintain in its reasonable discretion, to reflect amounts that are or may be payable by Borrower or any other Grantor to Persons that, as consignors, have placed goods with Borrower or any other Grantor, as consignee, to be held for sale by Borrower or any other Grantor on a consignment basis.”

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(b)	“ “Second Amendment Effective Date” means April 21, 2017.”

3.	Amended Definitions. Section 1.01 of the Agreement is further amended by amending the following definitions, as follows:

(a)	Availability Reserves. The definition of “Availability Reserves” is hereby deleted and the following is inserted in its stead:
“ “Availability Reserves” means such reserves as the Administrative Agent from time to time determines in the Administrative Agent’s reasonable discretion as being appropriate to reflect the impediments to the Agents’ ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) (a) the Consignor Payables Reserve, and (b) reserves based on (i) rent (but in no event to exceed two months’ rent) for leased locations in the states of Virginia, Washington, Pennsylvania and any other state in which Applicable Law provides a landlord with a Lien for unpaid rent having priority over the Lien of the Collateral Agent and for distribution centers for which the Loan Parties have not delivered a landlord’s waiver to the Collateral Agent; (ii) Gift Certificates and Merchandise Credit Liability; (iii) customs, duties, and other costs to release Inventory which is being imported into the United States; and (iv) past due Taxes and other governmental charges, including, ad valorem, real estate, personal property, sales, and other Taxes which might have priority over the interests of the Collateral Agent in the Collateral.”

(b)	Permitted Encumbrances. Clause (c) of the definition of “Permitted Encumbrances” is hereby deleted and the following is inserted in its stead:
“(c)(i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, and (ii) UCC-1 filings by consignors (or lenders to such consignors) of goods to Borrower or any other Grantor that are so consigned pursuant to and in accordance with the terms of this Agreement and the Security Agreement; provided, that, such filings do not apply to any assets or properties of Loan Parties, but only to such consigned goods;”

4.	Amendment to the Security Agreement
Section 3.06 of the Security Agreement is hereby deleted and the following is inserted in its stead:
“SECTION 3.06. Consignments. No Grantor has, and none shall have, possession of any property on consignment; except, that, Borrower or any other Grantor may possess Goods for sale in the ordinary course of Borrower’s retail business, which Goods are consigned to Borrower or such other Grantor by manufacturers or suppliers pursuant to customary consignment agreements of which Agents are advised in connection with the delivery of each Borrowing Base Certificate, and true, correct, and complete copies of which agreements are delivered to Agents upon request (the “Consigned Goods”); provided, that, with respect to all Consigned Goods, Borrower shall (a) assign unique SKUs thereto, such that Approved Consigned Goods are readily identifiable and distinguishable from the other Inventory or other assets and properties of Borrower or any other Grantor, and (b) concurrently with each delivery of a Borrowing Base Certificate under the Credit Agreement, or more frequently as Agents may reasonably require, deliver to Agents a report of the good faith estimate of all amounts that are or may be payable to consignors with respect to Goods held on a consigned basis.”

5.	Ratification of Loan Documents; Representations and Warranties; Waiver of Claims.

(a)
Except as otherwise expressly provided herein, all terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm (i) all Loan Documents as amended hereby, and (ii) that all representations and warranties of the Loan Parties contained in the Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true, correct, and complete in all material respects as of such earlier date, or (ii) such representations and warranties are already qualified by Material Adverse Effect, “materiality” or similar qualifier, in which case, such representations and warranties are true, correct, and complete in all respects.

(b)	The Loan Parties hereby represent and warrant as follows:

(i)
as of the Second Amendment Effective Date, and immediately after giving effect to the consummation of the transactions contemplated by this Second Amendment to occur on the Second Amendment Effective Date, no Default or Event of Default has occurred and is continuing;

(ii)
all corporate and shareholder action on the part of the Loan Parties and all consents and approvals necessary for the valid execution, delivery and performance by the Loan Parties of this Second Amendment and the documents, instruments and agreements delivered in connection herewith have been duly and effectively taken and evidence thereof reasonably satisfactory to the Agents has been provided to the Agents; and

(iii)
as of the Second Amendment Effective Date, and immediately after giving effect to the consummation of the transactions contemplated by the Second Amendment to occur on the Second Amendment Effective Date, the Loan Parties, on a consolidated basis, are Solvent.

(c)	Each of the Loan Parties hereby acknowledges and agrees that, as of the Second Amendment Effective Date, there is no basis or set of facts on the basis of which any amount (or any portion thereof) owed by the Loan Parties under the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Loan Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

(d)
Each of the Loan Parties hereby acknowledges and agrees that, as of the Second Amendment Effective Date, it has no offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if any Loan Party now has, or ever did have prior to the Second Amendment Effective Date, any offsets, defenses, claims, or counterclaims against the Agents or any Lender, or their respective affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Second Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES the Agents and each Lender and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

6.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Agents:

(a)	The Agents shall have received counterparts of this Second Amendment, each duly executed and delivered by each of the parties hereto.

(b)
All corporate and shareholder action on the part of the Loan Parties and all consents and approvals necessary for the valid execution, delivery and performance by the Loan Parties of this Second Amendment and the documents, instruments and agreements delivered in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agents.

(c)	After giving effect to this Second Amendment, no Default or Event of Default shall have occurred and be continuing.

(d)
There shall be no material misstatements of fact in the written materials furnished by the Loan Parties to the Agents or the Lenders prior to closing of this Second Amendment, or in the representations or warranties of the Loan Parties made in the Agreement.

(e)	All fees payable to the Agents and the Lenders required to be paid on or before the date hereof shall have been paid.

(f)
The Agents shall have been reimbursed by the Loan Parties for all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution, and delivery of this Second Amendment and related documents. The Loan Parties hereby acknowledge and agree that the Agents may charge the Loan Account to pay such costs and expenses.

7.	Miscellaneous.

(a)
This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Second Amendment.

(b)
This Second Amendment, together with the other Loan Documents, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)
Any provision of this Second Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(d)
The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Second Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Second Amendment.

(e)
THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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IN WITNESS WHEREOF, the parties have hereunto caused this Second Amendment to be duly executed by their respective authorized officers as a sealed instrument as of the date first above written.

BORROWER:

SPECIALTY RETAILERS, INC.

By:	/s/ Oded Shein
Name:	Oded Shein
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

FACILITY GUARANTOR AND PARENT:

STAGE STORES, INC.

By:	/s/ Oded Shein
Name:	Oded Shein
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

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AGENT:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent,
Collateral Agent, Swingline Lender, and Issuing
Bank

By:	/s/ Jai Alexander
Name:	Jai Alexander
Title:	Director

LENDERS:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Jai Alexander
Name:	Jai Alexander
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ Peter M. Walther
Name:	Peter M. Walther
Title:	Senior Vice President

REGIONS BANK

By:	/s/ Louis Alexander
Name:	Louis Alexander
Title:	Managing Director

SUNTRUST BANK

By:	/s/ Pavo Hrkac
Name:	Pavo Hrkac
Title:	VP

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jon Eckhouse
Name:	Jon Eckhouse
Title:	Authorized Officer